As filed with the Securities and Exchange Commission on July 1, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHTPOINT, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1778566

(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of principal executive offices)	(Zip Code)
Brightpoint, Inc. 2004 Long-Term Incentive Plan
(Full title of the plan)
Robert J. Laikin, Chairman of the Board, Chief Executive Officer
Brightpoint, Inc.
7635 Interactive Way, Suite 200
Indianapolis, Indiana 46278
(Name and address of agent for service)
(317) 707-2355
(Telephone number, including area code, of agent for service)
Copy to:
Robert J. Mittman, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Aggregate Offering	Aggregate Offering	Registration Fee
be Registered	Registered (1)	Price Per Share(2)	Price (2)	(3)
Common Stock, par value $.01 per share	9,173,953 shares	$6.21	$56,970,249	$3,179

(1)	Represents the additional number of shares of Brightpoint, Inc. (the “Registrant”) common stock, par value $.01 per share (“Common Stock”), that may be granted under the Registrant’s 2004 Long-Term Incentive Plan, as amended (the “Incentive Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also registers an indeterminate number of shares of the Registrant’s Common Stock which may become issuable pursuant to the anti-dilution provisions of the Incentive Plan.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported by Nasdaq on June 26, 2009.

(3)	Pursuant to General Instruction E of Form S-8, a filing fee is only being paid with respect to registration of additional securities for the Incentive Plan.

Explanatory Note
          This Registration Statement on Form S-8 is filed by the Registrant to register an additional 9,173,953 shares of Common Stock (the “Additional Shares”) which may be awarded under the Incentive Plan pursuant to amendments to the Incentive Plan authorized by the shareholders of the Registrant on May 13, 2008, and May 5, 2009. The Additional Shares are in addition to the 4,050,000 shares (as adjusted for stock splits) originally registered under the Incentive Plan on Form S-8 (Commission File No. 333-118769) filed on September 2, 2004 (the “Incentive Plan Prior Registration Statement”) and increase the aggregate number of shares of Common Stock that may be subject to awards under the Incentive Plan from 4,050,000 to 13,223,953. Pursuant to Instruction E of Form S-8, the Incentive Plan Prior Registration Statement is hereby incorporated by reference.

PART II
Item 8. Exhibits.
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of Ice Miller LLP

23.1*	Consent of Ernst & Young, LLP

23.2*	Consent of Ice Miller LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

99.1	Brightpoint, Inc. 2004 Long-Term Incentive Plan, as Amended (incorporated by reference to Annex A to the Proxy Statement of the Registrant, filed with the Commission on March 23, 2009)

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 30th day of June 2009.

BRIGHTPOINT, INC.
By:	/s/ Robert J. Laikin
Robert J. Laikin
Chairman of the Board and Chief Executive Officer

     Each person whose signature appears below authorizes each of Robert J. Laikin and Steven E. Fivel, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Brightpoint, Inc. including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Laikin Robert J. Laikin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 30, 2009

/s/ Anthony W. Boor Anthony W. Boor	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 30, 2009

/s/ Vincent Donargo Vincent Donargo	Vice President, Corporate Controller, Chief Accounting Officer	June 30, 2009

/s/ Eliza Hermann Eliza Hermann	Director	June 30, 2009

/s/ Jorn P. Jensen Jorn P. Jensen	Director	June 30, 2009

/s/ Thorleif Krarup Thorleif Krarup	Director	June 30, 2009

/s/ Jan Gesmar-Larsen Jan Gesmar-Larsen	Director	June 30, 2009

/s/ Marisa E. Pratt Marisa E. Pratt	Director	June 30, 2009

/s/ Richard W. Roedel Richard W. Roedel	Director	June 30, 2009

/s/ Jerre L. Stead Jerre L. Stead	Director	June 30, 2009

/s/ K.P. Wilska K.P. Wilska	Director	June 30, 2009

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Ice Miller LLP

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Ice Miller LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page of the Registration Statement)

99.1	Brightpoint, Inc. 2004 Long-Term Incentive Plan, as Amended (incorporated by reference to Annex A to the Proxy Statement of the Registrant, filed with the Commission on March 23, 2009)